Exhibit 10.b vii
Phantom Share Award Agreement
CURRENT DATE

RECIPIENT NAME
ADDRESS LINE 1
ADDRESS LINE 2
CITY, POSTAL CODE
COUNTRY

Dear RECIPIENT TITLE & LAST NAME:
On behalf of NAME OF BUSINESS UNIT (the “Company”), I am pleased to inform you that the Company granted you an award on DATE OF GRANT of # of SHARES GRANTED “Phantom Shares” of the Common Stock of Masco Corporation (“Masco”), par value $1.00 per share (the “Common Stock”), on the terms and subject to the conditions hereinafter set forth. Each Phantom Share represents the right to receive from the Company an amount (in the local currency as determined by the Board of Directors) equal to the fair market value of one share of Common Stock, or at the Company’s option a share of the Common Stock, upon the expiration of the “Restricted Period” described below. As used herein (unless the context clearly indicates otherwise), the term “Board of Directors” shall mean the Board of Directors of the Company if one is constituted for the Company, the Administrating Partner of the Company or such other corporate governing body of the Company.
Lapse of Restricted Period. The Restricted Period referred to in the preceding paragraph will automatically lapse, subject to the provisions set forth below, with respect to one-third of the Phantom Shares on FIRST VEST DATE, and as to one-third on the same date of February of each succeeding year. Promptly after each of the above dates, subject to the provisions set forth below in this letter, the Company will pay to you in cash (subject to any applicable taxes or charges) the amount, determined at that time, you are entitled to receive on account of those Phantom Shares as to which the Restricted Period then lapses. Upon such payment, such Phantom Shares shall be extinguished. In addition, the Company will pay to you concurrently with the payment for the Phantom Shares an amount (“Phantom Dividends”), in the local currency (subject to any applicable taxes or charges) as determined by the Board of Directors, equal to the regular quarterly per share cash dividends, if any, paid by Masco to holders of record on or after the date of grant multiplied by the number of share of Common Stock underlying the Phantom Shares as to which the Restricted Period then lapses. If, prior to the final lapse date of the Restricted Period hereunder (the “final lapse date”), there is a record date for Masco’s regular quarterly cash dividend, which dividend will be payable after the final lapse date, then at any time within one year of the payment of such dividend by Masco, the Company shall pay you Phantom Dividends on the Phantom Shares that were held by you on such record date, calculated as provided above. Except for the payment of Phantom Dividends, you shall have no right to receive any payment on account of any dividend or other distribution on the Common Stock.

Exhibit 10.b vii
Termination of Employment. If your employment is terminated during the Restricted Period with or without notice for whatsoever reason, other than for disability, death or retirement as provided below, all remaining Phantom Shares subject to the Restricted Period shall thereupon be extinguished without payment, and you shall have no right to any accrued Phantom Dividends on the Phantom Shares that are extinguished.
•Disability and Death. If your employment during the Restricted Period terminates by reason of your permanent and total disability or if you should die while Phantom Shares remain unvested, the Restricted Period on all remaining Phantom Shares will lapse on the date you exit payroll or the date of death, and the Company will promptly pay to you or, in the event of your death, the person or persons entitled to receive the proceeds payable with respect of the remaining Phantom Shares (upon which payment all such remaining Phantom Shares shall be extinguished) and will concurrently pay Phantom Dividends with respect thereto.

•Retirement. If your employment during the Restricted Period is terminated by reason of retirement on or after your normal retirement date (as provided at the time of your retirement under the most recent retirement-type plan of which you are a participant) or you attain age 55 and have at least 10 years of continuous employment with the Company or Masco or another Masco subsidiary, the Restricted Period will continue to lapse in the same manner as though your employment had not been terminated (other than as provided in the previous paragraph in the case of death), unless the Company should then elect an earlier vesting schedule.
Change in Control. Notwithstanding any other provision of this Agreement, you agree to the following provisions.
•Change in Control in Masco. In the case of a Change in Control of Masco, the Restricted Period on all remaining Phantom Shares will lapse and your rights to the Phantom Shares and Phantom Dividends shall immediately become fully vested and non-forfeitable and shall thereupon be paid to you as soon as practicable. A Change in Control shall occur if during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute Masco’s Board of Directors, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, “Excluded Directors” are directors whose (i) election by such Board or approval by the Board for stockholder election occurred within one year of any “person” or “group of persons,” as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 of the United States of America (the “Exchange Act”), commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of Masco, other than pursuant to a tender offer approved by Masco’s Board prior to its commencement or pursuant to stock acquisitions approved by Masco’s Board prior to their representing 25 percent or more of such combined voting power, or (ii) initial assumption of office occurs as a

Exhibit 10.b vii
result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group associate or other entity or “person” other than Masco’s Board. In the case of a Change in Control, under no circumstances shall there be made any form of tax gross-up payment with respect to the Phantom Shares which are the subject of this Agreement.
•Change in Control in your Employer. (i) If during the Restricted Period the Company or the affiliate that employs you shall cease to be an affiliate of Masco or (ii) if during the Restricted Period your employment is transferred to a company (e.g. by virtue of an asset or business transfer (i.e. a transfer of an undertaking under European laws)) that is not owned by Masco or an affiliate of Masco, all remaining Phantom Shares subject to the Restricted Period shall be extinguished without payment as of the day of the respective transfer of employment taking effect.
Clawback upon Restatement. In the event that Masco has a restatement of its financial statements, other than as a result of changes to accounting rules and regulations, the Company shall have the discretion at any time (notwithstanding any expiration of this Agreement or of the rights or obligations otherwise arising hereunder) to require you to return all cash which you may have received (or which you are deemed to have received) on or after the date hereof as a result of any cash incentive compensation payment, or as a result of realization of rights to Phantom Shares which may have vested under this award, and your rights to unvested or vested Phantom Shares under this award with respect to which payments have not yet been made shall thereupon be extinguished (whether or not you may then be an employee, consultant or director of the Company or any of its affiliates, and whether or not your or any other person’s misconduct may have caused such restatement), provided that such payment or grant was paid or granted during the three-year period preceding the date of restatement of such restated financial results. The Company retains discretion regarding the application of these provisions.
Prohibited Activities. You agree, in the consideration for this award Phantom Shares, and regardless of whether the Restricted Period on the Phantom Shares has lapsed, while you are employed or retained as a consultant by the Company or any of its subsidiaries not to engage in, and not to become associated in a “Prohibited Capacity” (as hereafter defined) with any other entity engaged in, any “Business Activity” (as hereafter defined) and not to encourage or assist others in encouraging any employee of the Company or any of its subsidiaries to terminate employment or to become engaged in any such Prohibited Capacity with an entity engaged in any Business Activities.
•“Business Activities” shall mean the design, development, manufacture, sale, marketing or servicing of any product or service that is competitive with any products or services offered by the Company or any subsidiary or affiliate of the Company at any time while this Award is outstanding.

•“Prohibited Capacity” shall mean being associated with an entity as an employee, consultant, investor or another capacity where (1) confidential business information of Masco or any of its subsidiaries could be used as fulfilling any of your duties or responsibilities with such other entity, (2) any of your duties or responsibilities are

Exhibit 10.b vii
similar to or include any of those you had while employed or retained as a consultant by Masco or any of its subsidiaries, or (3) an investment by you in such other entity represents more than 1% of such other entity’s capital stock, partnership or other ownership interests.
General. Your rights hereunder may not be sold, assigned, encumbered or otherwise transferred except for payments that may be made to the person or persons entitled to receive such payments in the event of your death, as provided above. The obligations owed to you hereunder are solely those of the funds to satisfy its obligations, and you shall not have a claim against specific assets of the Company, Masco or any of their respective subsidiaries. You acknowledge that Masco shall not have any obligation to you hereunder, and you further acknowledge that you do not have any claims against the Company, Masco or any of their respective subsidiaries for any salary, bonus or other form of compensation (other than compensation owing from the Company accrued in the ordinary course of business). You agree that you shall have no rights hereunder against Masco as a stockholder or otherwise.
The Board of Directors shall have the authority, consistent with this Agreement, to interpret this Agreement and to make all calculations and determinations required, including determination as to fair market value; applicable foreign currency rates; whether an entity is a subsidiary or an affiliate of the Company or of Masco; the manner of compliance with applicable tax withholding requirements; and the adjustments, if any, as the Board of Directors, in its sole discretion, shall deem appropriate in the number and kind of underlying securities or other property to which the Phantom Shares relate in the event of any change in the capital stock of Masco, any special distribution to Masco stockholders or any extraordinary transaction (including a merger, consolidation or liquidation) to which Masco is a party. All decisions, determinations and interpretations of the Board of Directors hereunder shall be final and binding upon you.
The Board of Directors may at any time amend this Agreement for the purpose of satisfying the requirements of changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that without your consent no such amendment shall adversely affect your rights hereunder.
By accepting this award you: (a) agree to comply with the requirements of applicable laws with respect to withholding or providing for the payment of required taxes; and (b) acknowledge that (1) all of your rights to this award are embodied in this Agreement, and (2) this award and acceptance of this award does not imply commitment by the Company, a subsidiary or affiliated company to your continued employment or consulting relationship.
Please complete your mailing address as indicated below and sign, date and return one copy of this Agreement to the Company as soon as possible. This award of Phantom Shares will not become effective until such signed copy is received by the Company. No translation of this Phantom Share Award Agreement into any language shall have any validity or legal effect, and all rights and obligations shall be determined in accordance with this document.
Very truly yours,
NAME OF BUSINESS UNIT

Exhibit 10.b vii

By: _______________________________

I hereby accept and agree to the foregoing terms and conditions.

__________________________________
(Signature of Recipient)

                        __________________________________

                        __________________________________

                        __________________________________
(Mailing Address of Recipient)

Dated: ____________________________